EXHIBIT 4.4

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PREMIER ALLIANCE GROUP, INC.

COMMON STOCK PURCHASE WARRANT

1.           Issuance; Certain Definitions.  In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by PREMIER ALLIANCE GROUP, INC., a Nevada corporation (the “Company”), ________________________ or registered assigns (the “Holder”) is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, June 24, 2015 (the “Expiration Date”), _________________ (_______) fully paid and nonassessable shares of the Company’s Common Stock, $.001 par value per share (the “Common Stock”), at an initial exercise price per share of $0.77 per share (the “Exercise Price”), subject to further adjustment as set forth herein.  The shares of Common Stock issued upon exercise of this Warrant are referred to as “Warrant Shares.”

2.           Exercise of Warrants.

(a)           This Warrant is exercisable in whole or in part at any time and from time to time in accordance with either this Section 2(a) or with Section 2(b).  Under this Section 2(a), exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph.  The date such Notice of Exercise is faxed to the Company shall be the “Exercise Date,” provided that, if this Warrant has been fully exercised, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter.  The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise.  Upon surrender of this Warrant Certificate, if relevant, with, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.  The Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check or wire transfer.  The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

(b)           Cashless Exercise.  This Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

           A = the closing sale price of the Company’s common stock on the trading day immediately preceding the date of such election;

B = the Exercise Price of this Warrant, as adjusted; and

X = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

3.           Reservation of Shares.  The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of the then outstanding balance of this Warrant such number of shares of its Common Stock as shall be required for issuance of the Warrant Shares.

4.           Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.           Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.           Protection Against Dilution and Other Adjustments.

6.1           Adjustment Mechanism.  If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

6.2           Capital Adjustments.  In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.  A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

7.           Registration Rights. The Company agrees to file a registration statement with the Securities and Exchange Commission no later than 60 days from the closing of the Offering, seeking to register all shares of common stock, $.001 per value underlying the Warrants (the "Shares") on Form S-3 or other comparable form (the "Registration Statement").  The Company will use its best efforts to have the Registration Statement declared effective.  The Holders agree to execute and/or deliver such documents in connection with such registration as the Company may request.  If the Holders' Shares are so registered, the Company's obligations under this Section 7 will be deemed satisfied in full.

8.           Transfer to Comply with the Securities Act.   This Warrant has not been registered under the Securities Act of 1933, as amended, (the “Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares.  Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

9.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid.  Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails.  Any party may be notice given in accordance with this Section 8 to the other parties designate another address or person for receipt of notices hereunder.

10.           Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

11.           Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

12.           Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13.           Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 24th day of June 2010.

PREMIER ALLIANCE GROUP, INC.

By:_______________________________
Mark S. Elliott, President

NOTICE OF EXERCISE OF WARRANT

TO:  PREMIER ALLIANCE GROUP INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to exercise and purchase (check applicable box):

___           ________ shares of the Common Stock covered by such Warrant; or
___           the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2(b) of the Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

___           $__________ in lawful money of the United States; and/or
___           the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___           the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2(b) of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2(b) of the Warrant.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered pursuant to DTC instructions below or to _______________________________________________ whose address is _______________________________________________________
______________________________________ .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

DTC Instructions: __________________________________________________________________________________

Dated:___________________	(Signature must conform to name of holder as specified on the face of the Warrant) (Address)